Filed pursuant to Rule 424(b)(2)
Registration No. 333-239467

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Senior Debt Securities	$1,000,000,000	$109,100

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-239467) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 26, 2020)

$1,000,000,000

Dominion Energy, Inc.

$1,000,000,000 2021 Series C 2.25% Senior Notes due 2031

The Senior Notes will bear interest at 2.25% per year and will mature on August 15, 2031. We will pay interest on the Senior Notes on February 15 and August 15 of each year, beginning February 15, 2022.

We may redeem all or any of the Senior Notes at any time at the redemption prices described in this prospectus supplement, plus accrued and unpaid interest.

No application is being made or is intended to be made for the listing or trading of the Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system.

Investing in the Senior Notes involves risks. For a description of these risks, see “Risk Factors” on page S-11 of this prospectus supplement and the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission.

	Public Offering Price(1)	Underwriting Discount	Proceeds to Dominion Energy Before Expenses(1)
Per Senior Note	99.857%	0.650%	99.207%
Total	$998,570,000	$6,500,000	$992,070,000

(1)	Plus accrued interest from August 12, 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The Senior Notes will be ready for delivery in book-entry form only through The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV and Clearstream Banking, société anonyme, on or about August 12, 2021.

Joint Book-Running Managers
Barclays
BNP PARIBAS
CIBC Capital Markets
Deutsche Bank Securities
Goldman Sachs & Co. LLC
TD Securities

Co-Managers

KeyBanc Capital Markets	Loop Capital Markets	Ramirez & Co., Inc.

The date of this prospectus supplement is August 10, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Senior Notes and certain other matters relating to us and our financial condition. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Senior Notes we are offering at this time. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent any information contained or incorporated in the prospectus supplement differs from the information contained or incorporated in the accompanying base prospectus, you should only rely on the information contained or incorporated in the prospectus supplement.

This document contains and refers you to information that you should consider when making your investment decision, including other offering materials filed by us with the Securities and Exchange Commission (SEC). We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any different or inconsistent information. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Base Prospectus

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available on our website at http://www.dominionenergy.com. Our website also includes other information about us and certain of our subsidiaries. The information available on our website (other than the documents expressly incorporated by reference into this prospectus supplement as set forth below) is not incorporated by reference into this prospectus supplement and you should not consider such information a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with one of our subsidiaries, Virginia Electric and Power Company (Virginia Power). Our combined filings with the SEC represent separate filings by Virginia Power and us. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), except those portions of filings that relate to Virginia Power as a separate registrant, until such time as all of the securities covered by this prospectus supplement have been sold:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021; and

•	Current Reports on Form 8-K, filed January 27, 2021, March 23, 2021, April 5, 2021, May 6, 2021, June 10, 2021 and July 14, 2021.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Corporate Secretary, Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

FORWARD-LOOKING INFORMATION

We have included certain information in this prospectus supplement or other offering materials which is “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this prospectus, including the discussion of expected emission reductions and increases in zero-carbon generation included in this prospectus supplement. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statement.

The businesses that we and our subsidiaries conduct are influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our annual and quarterly reports as described under the heading RISK FACTORS and we refer you to that discussion for further information. These factors include but are not limited to:

•	Unusual weather conditions and their effect on energy sales to customers and energy commodity prices;

•

Extreme weather events and other natural disasters, including, but not limited to, hurricanes, high winds, severe storms, earthquakes, flooding, climate changes and changes in water temperatures and availability that can cause outages and property damage to facilities;

•

The impact of extraordinary external events, such as the current pandemic health event resulting from the novel coronavirus, and their collateral consequences, including extended disruption of economic activity in our markets;

•	Federal, state and local legislative and regulatory developments, including changes in or interpretations of federal and state tax laws and regulations;

•	Risks of operating businesses in regulated industries that are subject to changing regulatory structures;

•	Changes to regulated electric rates that we collect and regulated gas distribution, transportation and storage rates that we collect;

•

Changes in rules for regional transmission organizations and independent system operators in which we join and/or participate, including changes in rate designs, changes in Federal Energy Regulatory Commission’s (FERC) interpretation of market rules and new and evolving capacity models;

•	Risks associated with Virginia Power’s membership and participation in PJM Interconnection, L.L.C., including risks related to obligations created by the default of other participants;

•

Risks associated with entities in which we share ownership with third parties, including risks that result from lack of sole decision making authority, disputes that may arise between us and third party participants and difficulties in exiting these arrangements;

•	Changes in future levels of domestic and international natural gas production, supply or consumption;

•

Impacts to our noncontrolling interest in Cove Point LNG, LP from fluctuations in future volumes of liquefied natural gas (LNG) imports or exports from the U.S. and other countries worldwide or demand for, purchases of, and prices related to natural gas or LNG;

•	Timing and receipt of regulatory approvals necessary for planned construction or growth projects and compliance with conditions associated with such regulatory approvals;

•

The inability to complete planned construction, conversion or growth projects at all, or with the outcomes or within the terms and time frames initially anticipated, including as a result of increased public involvement, intervention or litigation in such projects;

•

Changes to federal, state and local environmental laws and regulations, including those related to climate change, the tightening of emission or discharge limits for greenhouse gases and other substances, more extensive permitting requirements and the regulation of additional substances;

•	Cost of environmental compliance, including those costs related to climate change;

•	Changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities;

•	Difficulty in anticipating mitigation requirements associated with environmental and other regulatory approvals or related appeals;

•	Unplanned outages at facilities in which we have an ownership interest;

•

The impact of operational hazards, including adverse developments with respect to pipeline and plant safety or integrity, equipment loss, malfunction or failure, operator error, and other catastrophic events;

•

Risks associated with the operation of nuclear facilities, including costs associated with the disposal of spent nuclear fuel, decommissioning, plant maintenance and changes in existing regulations governing such facilities;

•	Changes in operating, maintenance and construction costs;

•	Domestic terrorism and other threats to our physical and intangible assets, as well as threats to cybersecurity;

•

Additional competition in industries in which we operate, including in electric markets in which our nonregulated generation facilities operate and potential competition from the development and deployment of alternative energy sources, such as self-generation and distributed generation technologies, and availability of market alternatives to large commercial and industrial customers;

•	Competition in the development, construction and ownership of certain electric transmission facilities in our service territories in connection with FERC Order 1000;

•	Changes in technology, particularly with respect to new, developing or alternative sources of generation and smart grid technologies;

•

Changes in demand for our services, including industrial, commercial and residential growth or decline in our service areas, changes in supplies of natural gas delivered to our pipeline systems, failure to maintain or replace customer contracts on favorable terms, changes in customer growth or usage patterns, including as a result of energy conservation programs, the availability of energy efficient devices and the use of distributed generation methods;

•	Receipt of approvals for, and timing of, closing dates for acquisitions and divestitures;

•	Impacts of acquisitions, divestitures, transfers of assets to joint ventures and retirements of assets based on asset portfolio reviews;

•

The expected timing and likelihood of completion of a sale of Dominion Energy Questar Pipeline, LLC and certain other affiliated entities (the Q-Pipe Group) and the sale of Kewaunee nuclear power station, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such regulatory approvals;

•	Adverse outcomes in litigation matters or regulatory proceedings, including matters acquired in the acquisition of SCANA Corporation (SCANA);

•	Counterparty credit and performance risk;

•	Fluctuations in the value of investments held in nuclear decommissioning trusts and in benefit plan trusts by us;

•	Fluctuations in energy-related commodity prices and the effect these could have on our earnings and liquidity position and the underlying value of our assets;

•	Fluctuations in interest rates;

•	Changes in rating agency requirements or credit ratings and their effect on availability and cost of capital;

•	Global capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms;

•	Political and economic conditions, including inflation and deflation;

•	Employee workforce factors including collective bargaining agreements and labor negotiations with union employees; and

•	Changes in financial or regulatory accounting principles or policies imposed by governing bodies.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

PROSPECTUS SUPPLEMENT SUMMARY

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the words “Dominion Energy,” “Company,” “we,” “our” and “us” refer to Dominion Energy, Inc., a Virginia corporation, and its subsidiaries and predecessors.

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The DESCRIPTION OF THE SENIOR NOTES section of this prospectus supplement and the DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF THE SENIOR DEBT SECURITIES sections of the accompanying base prospectus contain more detailed information regarding the terms and conditions of the Senior Notes. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus.

DOMINION ENERGY

Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and distributors of energy, with a portfolio of approximately 30.2 gigawatts of electric generating capacity, 10,500 miles of electric transmission lines, 85,600 miles of electric distribution lines and 94,200 miles of gas distribution mains and related service facilities, which are supported by 6,200 miles of gas transmission, gathering and storage pipeline. In addition, Dominion Energy owns approximately 2,400 miles of gas transmission, gathering and storage pipeline through the Q-Pipe Group, which is currently the subject of a competitive sales process. We operate in 16 states and serve more than 7 million customers.

We are focused on expanding our investment in regulated and long-term contracted electric generation, transmission and distribution and regulated natural gas distribution infrastructure. Our nonregulated operations include nonregulated generation and natural gas retail energy marketing operations. Our operations are conducted through various subsidiaries, including (i) Virginia Power, a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina, (ii) Dominion Energy Questar Corporation (Dominion Energy Questar), a holding company for our primarily regulated natural gas businesses located in the Rocky Mountain region, and elsewhere, including retail natural gas distribution in Ohio, Utah, Wyoming and Idaho and related natural gas development and production, and (iii) SCANA, a holding company for regulated businesses primarily engaged in the generation, transmission and distribution of electricity in the central, southern and southwestern portions of South Carolina and in the distribution of natural gas in North Carolina and South Carolina.

We have set a goal to achieve net zero carbon and methane emissions from both our electric generation and natural gas operations by 2050, with a currently anticipated enterprise-wide reduction of approximately 70% to 80% by the end of 2035. Through the end of 2019, we achieved an enterprise-wide reduction in these emissions of approximately 44%. In order to achieve our net-zero goal, we are pursuing a diverse mix of cleaner, more efficient and lower-emitting methods of generating and delivering energy, while advancing measures to continue reducing emissions from traditional generation and delivery. These efforts include a currently anticipated increase in the percentage of our owned generation dispatch (in megawatt hours) derived from zero-carbon resources from 45% in 2020 to 69% in 2035, with an additional 30% in 2035 being derived from natural gas. These efforts are also reflected in our $32 billion growth capital plan for 2021 through 2025, approximately 82% of which is dedicated to emissions reduction and enabling investments in zero-carbon generation and energy storage, electric grid transformation and gas distribution modernization and renewable natural gas. Over the long term, our ability to achieve our goal of net zero emissions by 2050 will require supportive legislative and regulatory policies, advancements in technology, and broader investments across the economy. However, we will pursue solutions intended to help us reach our goal, including pilot programs of certain technologies, if and when they become technologically and economically feasible.

The actual and estimated carbon and methane emission reductions discussed above (i) are based on a 2005 baseline for our electric generation operations and a 2010 baseline for our gas operations, (ii) are based on calculations consistent with Greenhouse Gas protocol methodology and the recommendations of the Task Force on Climate-related Financial Disclosures and (iii) exclude the impact of our strategic divestiture of fossil-based generation since the applicable baseline. The estimated carbon and methane emission reductions and percentages of owned generation dispatch discussed above assume the full implementation of Virginia Power’s Integrated Resource Plan, Plan B filed in May 2020 and Dominion Energy South Carolina, Inc.’s Integrated Resource Plan, Plan RP8 filed in February 2020.

Our address and telephone number are: 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

THE OFFERING

The Senior Notes

We are offering $1,000,000,000 aggregate principal amount of the Senior Notes. The Senior Notes will mature on August 15, 2031.

The Senior Notes will be represented by one or more global certificates that will be deposited with or held on behalf of and registered in the name of The Depository Trust Company, New York, New York (DTC) or its nominee. This means that you will not receive a certificate for your Senior Notes but, instead, will hold your interest through DTC, Euroclear Bank, SA/NV (Euroclear) or Clearstream Banking, société anonyme (Clearstream), if you are a participant in any of these clearing systems, or indirectly through organizations which are participants in these systems. See BOOK-ENTRY PROCEDURES AND SETTLEMENT beginning on page S-17.

Interest

The Senior Notes will bear interest at 2.25% per year.

Interest Payment Dates

Interest on the Senior Notes will be payable semi-annually in arrears on February 15 and August 15 (each, an Interest Payment Date), beginning February 15, 2022.

Record Dates

So long as the Senior Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date.

If the Senior Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day prior to the applicable Interest Payment Date (whether or not a business day).

Ranking

The Senior Notes will rank equally with all of our other senior unsecured indebtedness, will be senior in right of payment to all our subordinated indebtedness and will be effectively subordinated to our secured debt, if any. The Senior Indenture contains no restrictions on the amount of additional indebtedness that we may incur. Additionally, because we are a holding company that conducts all of our operations through our subsidiaries, holders of Senior Notes generally will have a junior position to claims of creditors of our subsidiaries. See DESCRIPTION OF THE SENIOR NOTES—Ranking on page S-14.

Optional Redemption

We may redeem, at our option, some or all of the Senior Notes at any time prior to May 15, 2031 (three months prior to the maturity date), at the make-whole redemption price described in DESCRIPTION OF THE SENIOR NOTES—Optional Redemption, plus accrued and unpaid interest to the redemption date. We may redeem, at our option, some or all of the Senior Notes at any time on or after May 15, 2031 (three months prior to the maturity date), at par, plus accrued and unpaid interest to the redemption date.

The Senior Notes are not redeemable at the option of the holder.

No Listing of the Senior Notes

No application is being made or is intended to be made for the listing or trading of the Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system.

Use of Proceeds

We intend to use the net proceeds from this offering to finance and/or refinance, in whole or in part, existing and future Eligible Green Expenditures as described under USE OF PROCEEDS. Pending the allocation of the net proceeds of this offering of Senior Notes to finance and/or refinance Eligible Green Expenditures, we may use such proceeds for general corporate purposes and to repay short-term debt.

Conflicts of Interest

As described in USE OF PROCEEDS on page S-11, some of the net proceeds of this offering may be used for the repayment of short-term debt, including commercial paper. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of certain underwriters in this offering, this offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See UNDERWRITING—Conflicts of Interest on page S-31.

RISK FACTORS

Your investment in the Senior Notes involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in the Senior Notes is suitable for you.

See WHERE YOU CAN FIND MORE INFORMATION on page S-4.

Risks Relating to the Senior Notes

The Senior Notes may not be a suitable investment for all investors seeking exposure to green assets.

While we intend to use the net proceeds from this offering to finance and/or refinance, in whole or in part, existing and future Eligible Green Expenditures as described in USE OF PROCEEDS, there can be no assurance that the expenditures funded with such net proceeds will meet every potential investor’s expectations regarding environmental sustainability or performance. Neither the terms of the Senior Notes nor the Senior Indenture (as defined in this prospectus supplement) require us to use the proceeds as described in USE OF PROCEEDS and any failure by us to comply with the anticipated use of proceeds will not constitute a breach of or event of default under the Senior Notes or the Senior Indenture. Certain information that we provide or incorporate by reference in this prospectus supplement or provide on our website in the future concerning details surrounding the Eligible Green Expenditures funded by the net proceeds of this offering, including any key impact metrics, are or will be estimates determined by us to the best of our ability based on information available to us at the time such information is provided. The determinations giving rise to such estimates are inherently imprecise and such estimates could prove to be inaccurate. Additionally, adverse environmental impacts may occur during the design, construction and/or operation of projects financed and/or refinanced with the proceeds of this offering or such projects may be subject to criticism by certain stakeholders. Any of the foregoing may adversely impact the market price of the Senior Notes or result in other adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

USE OF PROCEEDS

We estimate the proceeds from the sale of the Senior Notes, less the underwriting discount and other offering expenses, will be approximately $990,570,000. We intend to use the net proceeds from this offering to finance and/or refinance, in whole or in part, existing and future Eligible Green Expenditures as described below. Eligible Green Expenditures include those funded or expected to be funded during the period from August 1, 2019 to December 31, 2022.

We believe that the issuance of the Senior Notes will be in alignment with the four core components of the Green Bond Principles, 2021 of the International Capital Market Association, which are (i) use of proceeds, (ii) process for project evaluation and selection, (iii) management of proceeds and (iv) reporting.

Eligible Green Expenditures

Eligible Green Expenditures are expenditures associated with solar energy investments, including certain expenditures relating to the development, construction, acquisition and operation of certain solar projects which are expected to include, among others projects, Seabrook (73 MW), Wilkinson (74 MW), Greensville (80 MW), Myrtle (15 MW), Hardin I (150 MW) and Hardin II (150 MW).

Process for Project Evaluation and Selection

Our treasury group, in conjunction with our sustainability group, will evaluate and select the Eligible Green Expenditures to be financed and/or refinanced with the net proceeds from this offering.

Management of Proceeds

An amount equal to the net proceeds of the Senior Notes will be allocated to the financing of existing and future Eligible Green Expenditures. We will track Eligible Green Expenditures internally in order to monitor ongoing spending levels and account for an amount equal to the net proceeds. Pending the allocation of the net proceeds of the Senior Notes to finance and/or refinance Eligible Green Expenditures, we may use them for general corporate purposes and to repay short-term debt, which as of July 31, 2021 included $2.1 billion in outstanding commercial paper with a weighted average yield of 0.25% per year and a weighted average days to maturity of approximately 42 days.

Payment of the principal of and interest on the Senior Notes will be made from our general funds and will not be directly linked to the performance of any Eligible Green Expenditures. Moreover, no assurance can be provided that the energy generated by an Eligible Green Expenditure will be sold or otherwise used to serve any particular electric service customer, and we reserve the right to sell such energy or the associated environmental attributes to third parties.

Reporting

By year end 2022, we will provide an update on our website regarding the allocation of an amount equal to the net proceeds of the Senior Notes to Eligible Green Expenditures, noting, at a minimum, details surrounding the Eligible Green Expenditures funded by the net proceeds and key impact metrics of such Eligible Green Expenditures. The update will also contain (i) an assertion by management that an amount equal to the net proceeds of the Senior Notes was allocated to qualifying Eligible Green Expenditures, and (ii) an attestation report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. If an amount equal to the net proceeds is not fully allocated by year end 2022, we will continue to provide updates annually and provide an annual attestation report from an independent accountant until the net proceeds are fully allocated.

Information contained on our website is not and should not be deemed a part of this prospectus supplement, the accompanying base prospectus or any other report or filing filed with the SEC. Neither the Senior Notes nor the Senior Indenture requires us to use the net proceeds from the sale of the Senior Notes as described above, and any failure by us to comply with the foregoing will not constitute a breach of or default under the Senior Notes or the Senior Indenture. The above description of the use of the proceeds from the sale of the Senior Notes is not intended to modify or add any covenant or other contractual obligation undertaken by us under the Senior Notes or the Senior Indenture.

CAPITALIZATION

The table below shows our unaudited capitalization on a consolidated basis as of June 30, 2021. The “As Adjusted” column reflects our capitalization after giving effect to this offering of Senior Notes and the preliminary application of the net proceeds from this offering to repay short-term debt pending the allocation of such proceeds to Eligible Green Expenditures.

You should read this table along with our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as the unaudited information presented in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. See WHERE YOU CAN FIND MORE INFORMATION on page S-4 and USE OF PROCEEDS on page S-11.

	June 30, 2021
	(in millions)
	Actual	As Adjusted
Short-term debt(1)	$5,124	$4,132
Long-term debt:
Senior Notes and other long-term debt	31,288	32,280
Junior Subordinated Notes	2,162	2,162
Supplemental credit facility borrowings	250	250
Other	885	885

Total long-term debt(2)(3)(4)	34,585	35,577
Total equity	26,884	26,884

Total capitalization	$66,593	$66,593

(1)

Includes securities due within one year, which includes the effect of unamortized debt issuance costs ($(1.2) million), unamortized discount ($(0.2) million) and a gain on fair value hedges ($0.1 million).

(2)	Includes a $2.8 million gain on fair value hedges.
(3)	Includes the effect of unamortized debt issuance costs ($(222.8) million) and unamortized discount ($(95.2) million) net of unamortized premium ($29.6 million).
(4)	Excludes amounts classified as held for sale in Dominion Energy’s Consolidated Balance Sheets.

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the specific terms of the Senior Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Senior Debt Securities set forth in the accompanying base prospectus under the captions DESCRIPTION OF DEBT SECURITIES and ADDITIONAL TERMS OF THE SENIOR DEBT SECURITIES and, to the extent it is inconsistent with the accompanying base prospectus, replaces the description in the accompanying base prospectus. The Senior Notes will be issued under our Senior Indenture dated as of June 1, 2015 (the Senior Indenture), as supplemented and amended from time to time by supplemental indentures, including by the Twenty-Fourth Supplemental Indenture, dated as of August 1, 2021 (the Twenty-Fourth Supplemental Indenture). The following description is not complete in every detail and is subject to, and is qualified in its entirety by reference to, the description of the Senior Debt Securities in the accompanying base prospectus, the Senior Indenture and the Twenty-Fourth Supplemental Indenture. Capitalized terms used in this DESCRIPTION OF THE SENIOR NOTES that are not defined in this prospectus supplement have the meanings given to them in the accompanying base prospectus, the Senior Indenture or Twenty-Fourth Supplemental Indenture, as applicable. In this DESCRIPTION OF THE SENIOR NOTES section, references to “Dominion Energy,” “we,” “us” and “our” mean Dominion Energy, Inc., excluding any of its subsidiaries unless otherwise expressly stated or the context otherwise requires.

General

The Senior Notes will be an unsecured senior obligation of Dominion Energy. The Senior Notes will be initially limited in aggregate principal amount to $1,000,000,000. We may, without the consent of the existing holders of the Senior Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Senior Notes. Any additional notes having such similar terms, together with any of the Senior Notes, will constitute a single series of notes under the Senior Indenture.

The entire principal amount of the Senior Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 15, 2031. The Senior Notes are not subject to any sinking fund provision. The Senior Notes are available for purchase in denominations of $2,000 and any greater integral multiple of $1,000.

Interest

The Senior Notes will bear interest at the rate of 2.25% per year from the date of original issuance.

Interest is payable on the Senior Notes semi-annually in arrears on February 15 and August 15 of each year (each, an Interest Payment Date). The initial Interest Payment Date for the Senior Notes is February 15, 2022.

The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Senior Notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.

So long as the Senior Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date. If the Senior Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day before the applicable Interest Payment Date (whether or not a business day); however, interest payable at maturity or upon redemption or repurchase will be paid to the person to whom principal is payable.

Ranking

The Senior Notes are our direct, unsecured and unsubordinated obligations, will rank equally with all of our other senior unsecured debt, will be senior in right of payment to all of our subordinated indebtedness, and will be effectively subordinated to our secured debt, if any.

Because we are a holding company and conduct all of our operations through our subsidiaries, which include Virginia Power, Dominion Energy Questar, SCANA and other subsidiaries, our ability to meet our obligations under the Senior Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Certain of our regulated subsidiaries may, from time to time, be subject to certain restrictions imposed by regulators on their ability to pay dividends or to advance or repay funds to us. For a discussion of any current or potential restrictions, please refer to the quarterly and annual reports that we file with the SEC. Holders of Senior Notes generally will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of June 30, 2021, our subsidiaries had approximately $21.5 billion principal amount of outstanding long-term debt (including securities due within one year).

The Senior Indenture contains no restrictions on the amount of additional indebtedness that we or our subsidiaries may incur or the amount of preferred stock that our subsidiaries may issue. We and our subsidiaries expect to incur additional indebtedness from time to time.

Optional Redemption

The Senior Notes are redeemable, in whole or in part, at any time and from time to time prior to May 15, 2031 (three months prior to the maturity date), at our option at a “make-whole” redemption price equal to the greater of:

•	100% of the principal amount of the Senior Notes then outstanding to be redeemed, or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes to be redeemed that would be due if such Senior Notes matured on May 15, 2031 but for the redemption (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, as calculated by an Independent Investment Banker, plus accrued and unpaid interest to the Redemption Date.

In addition, the Senior Notes are redeemable, in whole or in part at any time and from time to time on or after May 15, 2031 (three months prior to the maturity date), at our option at a redemption price equal to 100% of the principal amount of the Senior Notes then outstanding to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed (assuming, for this purpose, that the Senior Notes matured on May 15, 2031) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes (Remaining Life).

“Comparable Treasury Price” for any Redemption Date means (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer

Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means any of Barclays Capital Inc., BNP Paribas Securities Corp., CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and TD Securities (USA) LLC and their respective successors or affiliates, as selected by us, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by us.

“Reference Treasury Dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and TD Securities (USA) LLC and their respective successors or affiliates; provided that, if any such firm or its successors or affiliates ceases to be a primary U.S. Government securities dealer in the United States (Primary Treasury Dealer), we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue related to the Senior Notes being redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third business day preceding such Redemption Date.

We will mail a notice of redemption at least 20 days but not more than 60 days before the Redemption Date to each holder of Senior Notes to be redeemed. If we elect to partially redeem the Senior Notes of a particular series, the trustee will select the Senior Notes to be redeemed in accordance with the procedures of DTC. The trustee shall not be responsible for calculating the make-whole redemption price.

Unless we default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

The Trustee

The trustee under the Senior Indenture is Deutsche Bank Trust Company Americas. The trustee will administer its corporate trust business at 60 Wall Street, 24th Floor, New York, NY 10005. We and certain of our affiliates maintain banking relationships with Deutsche Bank Trust Company Americas or its affiliates. Deutsche Bank Trust Company Americas also serves as series trustee under another indenture under which we have issued securities. Deutsche Bank Trust Company Americas and its affiliates, including Deutsche Bank Securities Inc., which is an underwriter for this offering, have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Upon issuance, the Senior Notes will be represented by one or more fully registered global certificates. Each global certificate will be deposited with the trustee on behalf of DTC as its custodian and will be registered in the name of DTC or a nominee of DTC. DTC is thus the only registered holder of these securities.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (Direct Participants) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com.

Purchases of the Senior Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on DTC’s records. The ownership interest of each actual purchaser of each Senior Note (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

To facilitate subsequent transfers, all of the Senior Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all the Senior Notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Senior Notes to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Senior Notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds and principal and interest payments on the Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Company or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Company or its agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Senior Notes at any time by giving reasonable notice to the Company or its agent. Under such circumstances, in the event that a successor depository is not obtained, Senior Note certificates are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Senior Note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

The following is based on information made available by Clearstream and Euroclear or from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. We have no responsibility for the performance by Clearstream and Euroclear or either of their Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Investors may elect to hold interests in the global notes through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank SA/NV, or the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the Senior Notes to or receiving interests in the Senior

Notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Senior Notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such Senior Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Senior Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Senior Notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Senior Notes. This discussion is for general information only and does not address all of the potential U.S. federal income tax considerations that may be relevant to a holder with respect to the purchase, ownership and disposition of the Senior Notes. Without limiting the generality of the foregoing, the discussion does not address the effect of any special rules applicable to certain types of holders, including, without limitation, dealers in securities or currencies, insurance companies, financial institutions, thrifts, mutual funds, real estate investment trusts, regulated investment companies, tax-exempt entities, personal holding companies, controlled foreign corporations, passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates (or former long-term residents of the United States), persons who hold Senior Notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings, individual retirement accounts or qualified pension plans, investors in pass-through entities, including partnerships and Subchapter S corporations that invest in the Senior Notes, or persons subject to special tax accounting rules as a result of any item of gross income with respect to the Senior Notes being taken into account in an applicable financial statement. In addition, this discussion is limited to holders of the Senior Notes who purchase the Senior Notes in the initial offering at their “issue price” and hold the Senior Notes as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the Code). For this purpose only, the “issue price” of the Senior Notes is the first price at which a substantial amount of the Senior Notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. For purposes of this discussion, “holder” means either a U.S. holder (as defined below) or a non-U.S. holder (as defined below) or both, as the context may require.

The discussion is based upon provisions of the Code, U.S. Treasury regulations promulgated thereunder (the Treasury Regulations), rulings, pronouncements, judicial decisions and administrative interpretations of the Internal Revenue Service (the IRS), all as in effect as of the date of this prospectus supplement and all of which are subject to change, possibly on a retroactive basis, at any time.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Senior Notes, the tax treatment of a partner generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships that are beneficial owners of Senior Notes should consult their tax advisors.

This discussion does not address any aspect of non-income taxation or state, local or foreign taxation. No ruling has been or will be obtained from the IRS with respect to the matters discussed below. As a result, no assurance can be given that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE SENIOR NOTES. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP OR DISPOSITION OF THE SENIOR NOTES IN LIGHT OF YOUR OWN SITUATION.

Optional Redemption

In certain circumstances (see “DESCRIPTION OF THE SENIOR NOTES—Optional Redemption”), we may be obligated to pay amounts in excess of the stated interest or principal on the Senior Notes and/or pay amounts in redemption of the Senior Notes prior to their stated maturity. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the Senior Notes and therefore that these provisions do not cause the Senior Notes to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations. However, additional income will be recognized to a holder of Senior Notes if any such additional payment is made. Our position that the contingencies described above are remote is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, then the Senior Notes could be treated as contingent payment debt instruments, in which case holders could be required to accrue interest income at a rate higher than the stated interest rate on the Senior Notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of a Senior Note. The remainder of this discussion assumes that the Senior Notes will not be treated as contingent payment debt instruments.

U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to U.S. holders of the Senior Notes. As used in this discussion, the term “U.S. holder” means a beneficial owner of a Senior Note who, for U.S. federal income tax purposes, is:

•	an individual U.S. citizen or resident alien;

•	a corporation or other entity created or organized under U.S. law (federal or state, including the District of Columbia) and treated as a corporation for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest on the Senior Notes

A U.S. holder generally will be required to include interest received on a Senior Note as ordinary income at the time it accrues or is received in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the Senior Notes will not be treated as issued with original issue discount for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Senior Notes

Generally, the sale, exchange, redemption or other taxable disposition of a Senior Note will result in taxable gain or loss to a U.S. holder equal to the difference between (1) the amount of cash plus the fair market value of any other property received by the holder in the sale, exchange, redemption or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxed as described under “—Payments of Interest on the Senior Notes,” above) and (2) the holder’s adjusted tax basis in the Senior Note. A U.S. holder’s adjusted tax basis in a Senior Note generally will equal the holder’s original purchase price for the Senior Note.

Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of a Senior Note generally will be treated as capital gain or loss and will be long-term capital gain or loss if the Senior Note is held for more than one year. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. holder. There are limitations on the deductibility of capital losses.

Net Investment Income Tax

Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of Senior Notes. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of this tax to its income and gains in respect of its investment in the Senior Notes.

Information Reporting and Backup Withholding

Generally, interest on the Senior Notes paid to a U.S. holder is subject to information reporting with the IRS unless such holder is a corporation or other exempt recipient and, when required, demonstrates this fact. Backup withholding generally will apply to interest payments subject to information reporting unless such holder provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to proceeds of a sale, exchange, redemption or other taxable disposition of the Senior Notes (including a retirement of the Senior Notes). U.S. holders should consult their tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such exemption, if applicable.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS.

Non-U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to non-U.S. holders of the Senior Notes. The term “non-U.S. holder” means a beneficial owner of the Senior Notes, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, who is not a U.S. holder.

Payments of Interest on the Senior Notes

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance,” below, payments of interest on a Senior Note to any non-U.S. holder generally will not be subject to U.S. federal income or withholding tax provided we or the person otherwise responsible for withholding U.S. federal income tax from payments on the Senior Notes receives a required certification from the non-U.S. holder and the holder is not:

•	an actual or constructive owner of 10% or more of the total combined voting power of all our voting stock;

•	a controlled foreign corporation related, actually or constructively, to us through stock ownership;

•	a bank whose receipt of interest on the Senior Notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; or

•	receiving such interest payments as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

In order to satisfy the certification requirement, the non-U.S. holder must provide a properly completed IRS Form W-8BEN or Form W-8BEN-E, as appropriate (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form of either) under penalties of perjury that provides the non-U.S. holder’s name and address and certifies that the non-U.S. holder is not a U.S. person. Alternatively, in the case where a security clearing organization, bank, or other financial institution holds the Senior Notes in the ordinary course of its trade or business on behalf of the non-U.S. holder, certification requires that we or the person who otherwise would be required to withhold U.S. federal income tax receive from the financial institution a certification under penalties of perjury that a properly completed Form W-8BEN or Form W-8BEN-E, as appropriate (or substitute Form W-8BEN or Form W-8BEN-E or the appropriate successor form for either) has been received by it from the non-U.S. holder, and a copy of such form is furnished to us or the person who otherwise would be required to withhold U.S. federal income tax.

A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax, currently at the rate of 30%, or a lower applicable treaty rate, on payments of interest on the Senior Notes that are not effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

If the payments of interest on a Senior Note are effectively connected with the conduct by a non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States), such payments will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, such payments also may be subject to a 30% branch profits tax. If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding two sentences, such payments will not be subject to U.S. withholding tax so long as the non-U.S. holder provides us, or the person who otherwise would be required to withhold U.S. federal income tax, with the appropriate certification.

In order to claim a tax treaty benefit or exemption from withholding with respect to income that is effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, the non-U.S. holder must provide a properly executed Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe). Under Treasury Regulations, a non-U.S. holder may under certain circumstances be required to obtain a U.S. taxpayer identification number and make certain certifications to us.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Sale, Exchange, Redemption or Other Taxable Disposition of the Senior Notes

Subject to the discussions under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance,” below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption or other taxable disposition of a Senior Note unless:

•

the non-U.S. holder is an individual present in the United States for 183 days or more in the year of such sale, exchange, redemption or other taxable disposition and certain other conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if a treaty applies, the income is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the non-U.S. holder is a foreign corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty).

To the extent the amount realized on a sale, exchange, redemption or other taxable disposition of the Senior Notes is attributable to accrued but unpaid interest on the Senior Notes, such amount generally will be subject to, or exempt from, tax to the same extent as described above under “—Non-U.S. Holders—Payments of Interest on the Senior Notes.”

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to the non-U.S. holder the amount of interest paid to such holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder may be subject to backup withholding of tax on payments of interest and, depending on the circumstances, the proceeds of a sale, exchange, redemption or other taxable disposition unless the non-U.S. holder complies with certain certification requirements to establish that it is not a U.S. person or it is otherwise establishes an exemption from backup withholding. The certification procedures required to claim an exemption from withholding of tax on interest described above under “—Non-U.S. Holders—Payments of Interest on the Senior Notes” generally will satisfy the certification requirements necessary to avoid backup withholding as well.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and related IRS guidance concerning foreign account tax compliance rules (commonly referred to as FATCA), a 30% U.S. withholding tax is imposed on certain payments (which includes interest payments on the Senior Notes) paid to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account holders” (as specifically defined in the Code) and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code), whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such non-financial foreign entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Senior Notes on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Foreign entities located in jurisdictions that have entered into an intergovernmental agreement with the United States governing FATCA may be subject to different rules. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-U.S. Holders—Payments of Interest on the Senior Notes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Each investor is encouraged to consult with its tax advisor regarding the implications of FATCA on their investment in a Senior Note.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement (Underwriting Agreement), the underwriters named below have severally and not jointly agreed to purchase, and we have agreed to sell to them, the principal amounts of the Senior Notes set forth opposite their names below:

Name	Principal Amount of the Senior Notes
Barclays Capital Inc.	$175,000,000
BNP Paribas Securities Corp.	155,000,000
CIBC World Markets Corp.	155,000,000
Deutsche Bank Securities Inc.	155,000,000
Goldman Sachs & Co. LLC	155,000,000
TD Securities (USA) LLC	155,000,000
KeyBanc Capital Markets Inc.	20,000,000
Loop Capital Markets LLC	15,000,000
Samuel A. Ramirez & Company, Inc.	15,000,000

Total	$1,000,000,000

Barclays Capital Inc., BNP Paribas Securities Corp., CIBC World Markets Corp., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and TD Securities (USA) LLC are acting as joint book-running managers in connection with the offering of the Senior Notes.

The Underwriting Agreement provides that the obligation of the several underwriters to purchase and pay for the Senior Notes is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Senior Notes if any are taken.

The underwriters initially propose to offer the Senior Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the Senior Notes, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the Senior Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of the offering of the Senior Notes, not including the underwriting discount, will be approximately $1.5 million.

We have agreed to indemnify each of the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

No application is being made or is intended to be made for the listing or trading of the Senior Notes on any securities exchange or trading facility or to include them in any automated quotation system, but we have been advised by the underwriters that they intend to make a market in the Senior Notes. The underwriters are not obligated, however, to do so and may discontinue their market making at any time without notice. No assurance can be given as to the development, maintenance or liquidity of the trading market, if any, for the Senior Notes.

In order to facilitate the offering of the Senior Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Senior Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Senior Notes for the underwriters. In addition, to cover overallotments or to stabilize the price of the Senior Notes, the underwriters may bid for, and purchase, the Senior Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Senior Notes in the offering, if they repurchase previously distributed Senior Notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price for the Senior Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters and their affiliates have, from time to time, performed, and currently perform and may in the future perform various investment or commercial banking, lending, trust and financial advisory services for us and our affiliates in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Prohibition of Sale to European Economic Area and United Kingdom Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Senior Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus in relation thereto to any retail investor in the European Economic Area (EEA). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the EU Prospectus Regulation). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the EU PRIIPs Regulation) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation. This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of the Senior Notes in any Member State of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of the Senior Notes. This prospectus supplement and the accompanying base prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Senior Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying base prospectus in relation thereto to any retail investor in the United Kingdom (UK). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (EUWA); (ii) a

customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the UK by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying base prospectus have been prepared on the basis that any offer of the Senior Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Senior Notes. This prospectus supplement and the accompanying base prospectus are not a prospectus for the purposes of the UK Prospectus Regulation. In the UK, this prospectus supplement and the accompanying base prospectus are only being distributed to and are only directed at persons who are qualified investors under the UK Prospectus Regulation and (1) who fall within Article 19 (5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) or (2) who fall within Article 49(2)(a) to (d) (“High net worth companies, unincorporated associations etc.”) of the Order or (3) who are persons to whom it may otherwise be lawfully communicated in accordance with the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying base prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Senior Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Senior Notes in, from or otherwise involving the UK.

Switzerland

This prospectus supplement and the accompanying base prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Senior Notes. The Senior Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Senior Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying base prospectus nor any other offering or marketing material relating to the Senior Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying base prospectus nor any other offering or marketing material relating to the Senior Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The Senior Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, nor may the Senior Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Senior Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, all relevant persons (as defined in Section 309A of the SFA) are hereby notified that the Senior Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The Senior Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Taiwan

The Senior Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Senior Notes in Taiwan.

Canada

The Senior Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Arab Emirates

The Senior Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying base prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying base prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The Senior Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying base prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any bonds in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The Senior Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Conflicts of Interest

As described in USE OF PROCEEDS on page S-11, some of the net proceeds of this offering may be used for the repayment of short-term debt, including commercial paper. If more than 5% of the net proceeds of this offering, not including underwriting compensation, will be received by affiliates of certain underwriters in this offering, this offering will be conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Senior Notes will be passed upon for us by McGuireWoods LLP, and for the underwriters by Troutman Pepper Hamilton Sanders LLP, which also performs certain legal services for us and our other affiliates on other matters.

PROSPECTUS

DOMINION ENERGY, INC.

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

Senior Debt Securities

Junior Subordinated Debentures

Junior Subordinated Notes

Common Stock

Preferred Stock

Stock Purchase Contracts

Stock Purchase Units

From time to time, we may offer and sell our securities. The securities we may offer may be convertible into or exercisable or exchangeable for other securities of the Company. This prospectus may also be used by a selling security holder of the securities described herein.

We will file prospectus supplements and may provide other offering materials that furnish specific terms of the securities to be offered under this prospectus, as well as the name and other information with respect to a selling security holder, if any. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. You should read this prospectus and any supplement or other offering materials carefully before you invest.

Investing in our securities involves risks. For a description of these risks, see “Risk Factors” on page 4 of this prospectus and the Risk Factors section of our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 26, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell either separately or in units any combination of the securities described in this prospectus in one or more offerings up to an unspecified dollar amount.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. When we use the terms “we”, “our”, “us”, “Dominion Energy” or the “Company” in this prospectus, we are referring to Dominion Energy, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available on our website at http://www.dominionenergy.com. Our website also includes other information about us and certain of our subsidiaries. The information available on our website (other than the documents expressly incorporated by reference into this prospectus as set forth below) is not incorporated by reference into this prospectus and you should not consider such information a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We make some of our filings with the SEC on a combined basis with two of our subsidiaries, Virginia Electric and Power Company (Virginia Power) and Dominion Energy Gas Holdings, LLC (Dominion Energy Gas). Our combined filings with the SEC present separate filings by each of Virginia Power, Dominion Energy Gas and the Company. We incorporate by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, except those portions of filings that relate to Virginia Power or Dominion Energy Gas as a separate registrant, until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	Current Reports on Form 8-K, filed January 29, 2020, February 4, 2020, March 16, 2020, March 17, 2020, March 19, 2020, March 20, 2020, March 25, 2020, April 3, 2020 and May 8, 2020; and

•	the description of our common stock contained in Amendment No. 5 to our Current Report on Form 8-K, filed December 13, 2019.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at: Corporate Secretary, Dominion Energy, Inc., 120 Tredegar Street, Richmond, Virginia 23219, (804) 819-2000.

You should rely only on the information incorporated by reference or provided in this prospectus or to which this prospectus refers you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information which appears in this prospectus and which is incorporated by reference in this prospectus may only be accurate as of the date of this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since that date.

SAFE HARBOR AND CAUTIONARY STATEMENTS

This prospectus or other offering materials may contain or incorporate by reference forward-looking statements. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance. These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements. Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves; generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements will be discussed in our reports on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

By making forward-looking statements, we are not intending to become obligated to publicly update or revise any forward-looking statements whether as a result of new information, future events or other changes. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as at their dates.

DOMINION ENERGY

Dominion Energy, headquartered in Richmond, Virginia and incorporated in Virginia in 1983, is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 30,700 megawatts of electric generating capacity, 10,400 miles of electric transmission lines, 85,000 miles of electric distribution lines, 14,600 miles of natural gas transmission, gathering and storage pipelines and 103,400 miles of gas distribution pipeline, exclusive of service lines. We operate one of the nation’s largest underground natural gas storage systems with approximately 1 trillion cubic feet of capacity and serve more than 7 million utility and retail energy customers.

We are focused on expanding our investment in regulated and long-term contracted electric generation, transmission and distribution and regulated natural gas transmission and distribution infrastructure. Our nonregulated operations include merchant generation and natural gas retail energy marketing operations. Our operations are conducted through various subsidiaries, including (i) Virginia Power, a regulated public utility that generates, transmits and distributes electricity for sale in Virginia and northeastern North Carolina, (ii) Dominion Energy Gas, a holding company for certain of our regulated natural gas businesses, which conduct business activities through a regulated interstate natural gas transmission pipeline and underground storage system in the Northeast, mid-Atlantic and Midwest states and a liquefied natural gas import and export operation in Maryland, (iii) Dominion Energy Questar Corporation, a holding company for our primarily regulated natural gas businesses located in the Rocky Mountain and elsewhere, including retail natural gas distribution in Ohio, Utah, Wyoming and Idaho and related natural gas development and production and (iv) SCANA Corporation, a holding company for regulated businesses primarily engaged in the generation, transmission and distribution of electricity in the central, southern and southwestern portions of South Carolina and in the distribution of natural gas in North Carolina and South Carolina.

Our address and telephone number are 120 Tredegar Street, Richmond, Virginia, 23219, telephone (804) 819-2000.

For additional information about us, see WHERE YOU CAN FIND MORE INFORMATION on page 2.

RISK FACTORS

Investing in our securities involves certain risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, as well as in other information included or incorporated by reference in this prospectus and any prospectus supplement. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you. See WHERE YOU CAN FIND MORE INFORMATION on page 2.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of the securities offered by this prospectus to finance capital expenditures and future acquisitions and to retire or redeem debt securities issued by us and for other general corporate purposes which may include the repayment of commercial paper and debt under any of our credit facilities.

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes the Senior Debt Securities, Junior Subordinated Debentures and Junior Subordinated Notes. We will issue the Senior Debt Securities in one or more series under our Senior Indenture dated as of June 1, 2015 between us and Deutsche Bank Trust Company Americas, as Trustee, as amended and as supplemented from time to time. We will issue the Junior Subordinated Debentures in one or more series under our Junior Subordinated Indenture dated as of December 1, 1997 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee, as amended and as supplemented from time to time. We will issue Junior Subordinated Notes in one or more series under our Junior Subordinated Notes Indenture dated as of June 1, 2006 between us and The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., as Trustee, as amended and as supplemented from time to time. The indenture related to the Junior Subordinated Debentures is called the Subordinated Indenture in this prospectus and the indenture related to the Junior Subordinated Notes is called the Subordinated Indenture II; and together the Senior Indenture, the Subordinated Indenture and the Subordinated Indenture II are called the “Indentures”. We have summarized selected provisions of the Indentures below. The Senior Indenture, the Subordinated Indenture and the Subordinated Indenture II have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt, except to the extent provided in the applicable prospectus supplement or other offering materials. The Junior Subordinated Debentures will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES—Subordination. The Junior Subordinated Notes will be our unsecured obligations and are junior in right of payment to our Priority Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED NOTES—Subordination.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of

Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of March 31, 2020, our subsidiaries had approximately $24.1 billion in aggregate principal amount of outstanding long-term debt (including securities due within one year).

There is no limit on the amount of Debt Securities or other indebtedness we may issue. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures and by our Board of Directors or duly authorized officers authorizing the issuance.

The Indentures do not protect the holders of Debt Securities if we incur additional indebtedness or engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or any terms regarding repayment at the option of the holder;

•	if the Debt Securities are convertible into or exchangeable for other securities, and if so, the conversion terms and conditions;

•	any provisions that would obligate us to repurchase, repay or otherwise redeem the Debt Securities, or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities will be issued in fully registered certificated form or book-entry form, represented by certificates deposited with the applicable trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•

any provisions requiring payment of principal or interest in our capital stock or with proceeds from the sale of our capital stock or from any other specific source of funds in connection with any series of Debt Securities;

•	the identity of the series trustee, if other than the trustee;

•	any changes to events of defaults or covenants;

•	if any series of Debt Securities will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture; Sections 2.1 & 2.3 of the Subordinated Indenture & the Subordinated Indenture II.)

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

No Debt Security will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the conversion, amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion, amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Senior Indenture; Section 3.2 of the Subordinated Indenture & the Subordinated Indenture II.)

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the Debt Securities of that series are selected for redemption; or

•

register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Option to Extend Interest Payment Period

If elected in the applicable supplemental indenture, we may defer interest payments on the Debt Securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an Extension Period). Other details regarding the Extension Period, including any limit on our ability to pay dividends during the Extension Period, will also be specified in the applicable prospectus supplement or other offering materials. No Extension Period may extend beyond the maturity of the applicable series of Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the interest rate for the applicable series of Debt Securities, to the extent permitted by applicable law. (Section 301(26) of the Senior Indenture; Section 2.10 of the Subordinated Indenture & the Subordinated Indenture II.)

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•

by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture; Section 4.1 of the Subordinated Indenture & the Subordinated Indenture II.)

Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the applicable trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the applicable trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture; Section 4.2 of the Subordinated Indenture & the Subordinated Indenture II.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to the Company, holders should look only to us for those payments. (Section 1003 of the Senior Indenture; Section 12.4 of the Subordinated Indenture & the Subordinated Indenture II.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 1002 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be registered in the name of the securities depositary or its nominee and deposited with the applicable trustee, as agent for the securities depositary. Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the securities depositary. (Section 305 of the Senior Indenture; Section 2.5 of the Subordinated Indenture & the Subordinated Indenture II.)

Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book- Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture; Section 8.3 of the Subordinated Indenture & the Subordinated Indenture II.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	Dominion Energy;

•	the applicable trustee; or

•	any agent of any of the above.

Covenants

Under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	in the case of the Senior Indenture, preserve and keep in full force and effect our corporate existence except as otherwise provided in the Senior Indenture; and

•

deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the Senior Indenture; Sections 4.1, 4.2, 4.4 & 4.6 of the Subordinated Indenture & the Subordinated Indenture II.)

Consolidation, Merger or Sale

The Indentures provide that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or acquire all or substantially all of the assets of another person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest and other amounts due on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by us by supplemental indenture in form satisfactory to the applicable trustee, executed and delivered to the applicable trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the applicable Indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the applicable Indenture and the Debt Securities. (Sections 801 & 802 of the Senior Indenture; Sections 11.1, 11.2 & 11.3 of the Subordinated Indenture & the Subordinated Indenture II.)

Events of Default

Event of Default when used in each of the Indentures, will mean any of the following with respect to Debt Securities of any series:

•	failure to pay the principal or any premium on any Debt Security when due;

•	with respect to the Senior Debt Securities, failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days (or for 30 days in the case of any Junior Subordinated Debentures or Junior Subordinated Notes, as applicable); provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the applicable trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Debentures or Junior Subordinated Notes, as applicable) of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of Dominion Energy; or

•	any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture; Section 6.1 of the Subordinated Indenture & the Subordinated Indenture II.)

In the case of a general covenant default described above, the applicable trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the applicable trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Debentures or Junior Subordinated Notes, as applicable) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture; Section 6.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The applicable trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the applicable trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the applicable trustee, or exercising any power conferred upon the applicable trustee, for any series of Debt Securities. However, the applicable trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act. (Sections 512, 601, 602 & 603 of the Senior Indenture; Sections 6.6, 6.7, 7.1 & 7.2 of the Subordinated Indenture & the Subordinated Indenture II.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture; Section 14.2 of the Subordinated Indenture & the Subordinated Indenture II.)

Satisfaction; Discharge

The applicable Indenture will cease to be of further effect with respect to the Debt Securities of a given series if, at any time, among other things:

•	all Debt Securities of such series have been delivered to the applicable Trustee for cancellation; or

•

all Debt Securities of such series not delivered to the applicable Trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee, and we have deposited with the applicable Trustee funds in trust in an amount sufficient to pay upon maturity or redemption the principal, interest, premium, if any, and other amounts due with respect to all outstanding Debt Securities of such series.

Notwithstanding the above, certain provisions of the applicable Indenture will survive, including with respect to the rights, obligations and immunities of the applicable Trustee, certain rights with respect to registration of the transfer or exchange of such Debt Securities, and the right of holders to receive payment from the amounts deposited with the Trustee. (Section 401 of the Senior Indenture; Section 12.1 of the Subordinated Indenture & the Subordinated Indenture II).

Defeasance

Unless we elect differently in the applicable supplemental indenture, the following discussion of legal defeasance and covenant defeasance will apply to any series of Senior Debt Securities or Junior Subordinated Notes issued under the Senior Indenture or Subordinated Indenture II, respectively.

Legal Defeasance

We can legally release ourselves from our payment and other obligations under the Senior Indenture with respect to any series of Senior Debt Securities (such release, a Legal Defeasance) if certain conditions under the Senior Indenture are satisfied, including:

•

us irrevocably depositing with the Trustee cash, government obligations or a combination of cash and government obligations that will provide enough cash to make interest, principal and any additional payments on such Senior Debt Securities through the stated maturity or redemption date of such Senior Debt Securities;

•

that there has been a change in the applicable U.S. federal income tax law or a ruling by the Internal Revenue Service (IRS) to the effect that holders of such Senior Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if such Legal Defeasance had not occurred; and

•	us delivering an officers certificate and legal opinion to the Trustee confirming the tax law change or IRS ruling described in the bullet above.

Under current U.S. federal income tax law, the deposit in trust and our legal release from the Senior Debt Securities as discussed above would be treated as a taxable exchange of the Senior Debt Securities. We encourage prospective holders to consult with their own tax advisors as to the specific consequences of a Legal Defeasance.

We can also effect a Legal Defeasance with respect to any series of Junior Subordinated Notes under the Subordinated Indenture II by satisfying certain conditions of the Subordinated Indenture II, including the condition set forth in the first bullet above. The conditions set forth in the second and third bullets above are not applicable to the Subordinated Indenture II. If we were to elect to effect a Legal Defeasance with respect to any series of Junior Subordinated Notes, holders would be subject to the same tax treatment described in the paragraph above with respect to the Legal Defeasance of Senior Debt Securities.

If we were to effect a Legal Defeasance with respect to a series of Senior Debt Securities or Junior Subordinated Notes as described above, holders of such Debt Securities would rely solely on the amounts deposited with the applicable Trustee with respect to payments due under such Debt Securities and we would not be responsible for any such payments, with the exception of the payment of certain additional amounts, if applicable. (Section 402 of the Senior Indenture and Section 12.5 of the Subordinated Indenture II.)

Covenant Defeasance

We can legally release ourselves from certain covenants applicable to any series of Senior Debt Securities under the Senior Indenture (such release, a Covenant Defeasance) if certain conditions under the Senior Indenture are satisfied, including:

•

us irrevocably depositing with the applicable Trustee cash, government obligations or a combination of cash and government obligations that will provide enough cash to make interest, principal and any additional payments on such Senior Debt Securities through the stated maturity or redemption date of such Senior Debt Securities; and

•

us delivering a legal opinion to the Trustee to the effect that holders of such Senior Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if such Covenant Defeasance had not occurred.

We can also effect a Covenant Defeasance with respect to any series of Junior Subordinated Notes under the Subordinated Indenture II by satisfying certain conditions of the Subordinated Indenture II, including the condition set forth in the first bullet above. The condition set forth in the second bullet above is not applicable to the Subordinated Indenture II. Under current U.S. federal income tax law, unless accompanied by other changes in the terms of the Debt Securities, a Covenant Defeasance with respect to any series of Junior Subordinated Notes would not be treated as a taxable exchange.

If we were to effect a Covenant Defeasance with respect to a series of Senior Debt Securities or Junior Subordinated Notes as described above, we would still be responsible for payments with respect to such Debt Securities in the event of a shortfall in the funds deposited with the applicable Trustee. (Section 402 of the Senior Indenture and Section 12.5 of the Subordinated Indenture II.)

Modification of Indentures; Waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture; Section 10.2 of the Subordinated Indenture & the Subordinated Indenture II.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture; Section 10.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture; Section 6.6 of the Subordinated Indenture & the Subordinated Indenture II.)

In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Debentures or Junior Subordinated Notes of any series, as applicable, may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture or the Subordinated Indenture II under which those Junior Subordinated Debentures or Junior Subordinated Notes, as applicable, were issued. (Section 4.7 of the Subordinated Indenture & the Subordinated Indenture II.)

Concerning the Trustees

Deutsche Bank Trust Company Americas is the Trustee under the Senior Indenture and Series Trustee under the Subordinated Indenture II. We and certain of our affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee or series trustee under other indentures pursuant to which securities of ours and one of our affiliates are outstanding. Affiliates of Deutsche Bank Trust Company Americas have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Senior Indenture, Deutsche Bank Trust Company Americas will perform only those duties that are specifically described in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Senior Indenture at the request of any holder of Senior Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture.)

The Senior Indenture permits us to name a different trustee for individual series of Senior Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Senior Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the Senior Indenture. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Senior Indenture will have no responsibility with respect to that series.

Deutsche Bank Trust Company Americas administers its corporate trust business at 60 Wall Street, 24th Floor, New York, NY 10005 or such other address as it may notify to the Company from time to time.

The Bank of New York Mellon, successor to JPMorgan Chase Bank, N.A., is the Trustee under the Subordinated Indenture and the Subordinated Indenture II. We and certain of our affiliates maintain deposit accounts and banking relationships with The Bank of New York Mellon. The Bank of New York Mellon also serves as trustee under other indentures pursuant to which securities of ours and of certain of our affiliates are outstanding. Affiliates of The Bank of New York Mellon have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

As Trustee under the Subordinated Indenture and the Subordinated Indenture II, The Bank of New York Mellon will perform only those duties that are specifically described in the Subordinated Indenture and the Subordinated Indenture II unless an event of default under either indenture occurs and is continuing. It is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Junior Subordinated Debenture or Junior Subordinated Notes unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 7.1 of the Subordinated Indenture & the Subordinated Indenture II.)

The Subordinated Indenture II permits us to name a different trustee for individual series of Junior Subordinated Notes. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Subordinated Indenture II with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee under the Subordinated Indenture II. If a series trustee other than Deutsche Bank Trust Company Americas is named, information about such series trustee will be disclosed in the prospectus supplement and the Trustee under the Subordinated Indenture II will have no responsibility with respect to that series.

The Bank of New York Mellon administers its corporate trust business at 240 Greenwich Street, Floor 7-E ATTN: Corporate Trust Administration, New York, New York 10286 or such other address as it may notify to the Company from time to time.

ADDITIONAL TERMS OF THE SENIOR DEBT SECURITIES

Repayment at the Option of the Holder

We must repay the Senior Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Senior Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Senior Indenture.)

For any Senior Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 180 nor less than 60 calendar days prior to the date of repayment:

•	in the case of a certificated Senior Debt Security, the certificated Senior Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

•

in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Senior Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securities or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary’s records, to the Trustee. See DESCRIPTION OF DEBT SECURITIES—Global Securities.

Limitation on Liens

While any of the Senior Debt Securities are outstanding (other than those to which the limitation on liens covenant is expressly inapplicable), we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or will own in the future, to secure any of our debt, unless at the same time we provide that the Senior Debt Securities will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1)	purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock or other securities at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2)	liens on our property or any shares of stock or other securities of any Material Subsidiary that existed as of the date the Senior Debt Securities were first issued; liens on the shares of stock or other securities of any legal entity, which liens existed at the time that entity became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3)	liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example liens to secure debt of the pollution control or industrial revenue bond type;

(4)	debt that we may issue in connection with a consolidation or merger of Dominion Energy or any Material Subsidiary with or into any other company (including any of our affiliates or Material

Subsidiaries) in exchange for secured debt of that company (Third Party Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company, (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis, or (iii) prohibits secured debt from being incurred by that company;

(5)	debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6)	liens on any property that we acquire, construct, develop or improve after the date the Senior Debt Securities are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7)	liens in favor of us, our Material Subsidiaries or our wholly-owned subsidiaries;

(8)	the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9)	any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of the common shareholders’ equity, as shown on the company’s consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such lien.

When we use the term “lien” in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP in the United States) represent at least 20% of our total assets on a consolidated basis; and “Principal Property” means any of our plants or facilities located in the United States that in the opinion of our Board or management is of material importance to the business conducted by us and our consolidated subsidiaries taken as whole. (Section 1008 of the Senior Indenture.)

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

Subordination

Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness;

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures. (Sections 14.1 & 14.9 of the Subordinated Indenture.)

Senior Indebtedness means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest and any other payment in respect of any of the following, unless otherwise specified in the prospectus supplement or offering materials:

•	all of our current and future indebtedness for borrowed or purchase money or other similar instruments whether or not evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED NOTES

Subordination

Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture II, to all Priority Indebtedness as defined below. If:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Priority Indebtedness; or

•	the maturity of any Priority Indebtedness has been accelerated because of a default on that Priority Indebtedness unless otherwise specified in the prospectus supplement and offering materials;

then the holders of Priority Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Priority Indebtedness, and, in the case of the second and third instances, of all amounts due on that Priority Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes. (Sections 14.1 & 14.9 of the Subordinated Indenture II.)

Priority Indebtedness means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

Priority Indebtedness will not include trade accounts payable, accrued liabilities arising in the ordinary course of business or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture II.)

Priority Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture II irrespective of the amendment, modification or waiver of any term of the Priority Indebtedness. We may not amend the Subordinated Indenture II to change the subordination of any outstanding Priority Indebtedness without the consent of each holder of Priority Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture II.)

The Subordinated Indenture II does not limit the amount of Priority Indebtedness that we may issue.

DESCRIPTION OF CAPITAL STOCK

As of March 31, 2020, our authorized capital stock was 1.77 billion shares. Those shares consisted of 20 million shares of preferred stock and 1.75 billion shares of common stock. As of March 31, 2020, approximately 839 million shares of common stock and approximately 2.4 million shares of preferred stock were issued and outstanding. No holder of shares of common stock or preferred stock has any preemptive rights.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “D”. Any additional common stock we issue will also be listed on the New York Stock Exchange.

Dividends

Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. Under certain circumstances, if specified in the applicable supplemental indenture, the Indentures may restrict our ability to pay cash dividends.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. is transfer agent and registrar for our common stock.

Preferred Stock

Our Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board of Directors can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock, including as described below.

Preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the terms of the applicable series, shares of preferred stock of a given series will rank on parity in all respects with any outstanding preferred stock we may have unless otherwise specified in the terms of such outstanding preferred stock and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock may limit the rights of the holders of our common stock and other series of preferred stock.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement or other offering materials relating to such series. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

On June 14, 2019, we issued approximately 1.6 million shares of 1.75% Series A Cumulative Perpetual Convertible Preferred Stock, without par value (the Series A Preferred Stock), as a component of our 2019 Series A Equity Units. On December 13, 2019, we issued 800,000 shares of 4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, without par value (the Series B Preferred Stock and, together with the Series A Preferred Stock, the Existing Preferred Stock).

Certain terms of the Existing Preferred Stock which may limit the rights of holders of our common stock or other series of preferred stock are described below, and the full terms of the Preferred Stock are set forth in Article IIIA, in the case of the Series A Preferred Stock, and Article IIIB, in the case of the Series B Preferred Stock, of our articles of incorporation. If we issue additional series of preferred stock, the specific designation and rights, preferences and limitations of such series will be described in the prospectus supplement or other offering materials relating to such a series.

Ranking

The Existing Preferred Stock ranks senior to all classes or series of our common stock and any other class or series of junior stock, if any, with respect to dividend rights and rights upon any liquidation, winding-up or dissolution.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of shares of Existing Preferred Stock will have the right to receive $1,000 per share, plus accumulated and unpaid dividends, if any (whether or not authorized or declared)

up to, but excluding, the date of payment, before any payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Existing Preferred Stock as to liquidation rights, but subject to the prior payment in full of all of our liabilities and the preferences of any senior stock.

Dividends and Restrictions on Common Dividends

Dividends are payable on the Series A Preferred Stock quarterly in arrears and on the Series B Preferred Stock semi-annually in arrears, in each case when, as and if declared by our Board of Directors. However, dividends on both the Series A Preferred Stock and the Series B Preferred Stock accumulate regardless of whether such dividends are declared by the Board of Directors, permitted under Virginia law or prohibited by any agreement to which we are a party. In the case of the Series A Preferred Stock, any accumulated and unpaid dividends will accrue additional dividends at the then-current dividend rate until paid, compounded quarterly, to, but excluding the payment date. We may pay dividends on the Series A Preferred Stock in cash, shares of our common stock or a combination of cash and shares of our common stock. Dividends on the Series B Preferred Stock are payable only in cash.

As long as shares of the Series A Preferred Stock and/or Series B Preferred Stock remain outstanding, unless all accumulated and unpaid dividends (including, in the case of the Series A Preferred Stock, any compounded dividends thereon) for all preceding dividends periods have been declared and paid, or a sufficient sum or number of shares of common stock has been set apart for the payment of such dividends, we are not permitted to (i) declare and pay dividends on any capital stock ranking, as to dividends, on parity with or junior to the Existing Preferred Stock, such as the common stock, or (ii) redeem, purchase or otherwise acquire any capital stock ranking, as to dividends or upon liquidation, on parity with or junior to the Existing Preferred Stock, such as the common stock, subject, in the case of both clauses (i) and (ii), to certain exceptions as described in the terms of the Series A Preferred Stock and the Series B Preferred Stock, respectively.

Voting Rights

Holders of shares of the Existing Preferred Stock generally have no voting rights, except as otherwise required by Virginia law. However, if dividends on any shares of Series A Preferred Stock have not been declared and paid in full for six or more quarterly dividend periods, whether or not consecutive, or if dividends on any shares of Series B Preferred Stock have not been declared and paid in full for the equivalent of three semi-annual dividend periods, whether or not consecutive, holders of the outstanding shares of Series A Preferred Stock and/or holders of the outstanding shares of Series B Preferred Stock, as applicable, together with holders of any other series of our preferred stock ranking equally with the Series A Preferred Stock and Series B Preferred Stock as to payment of dividends and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to our Board to serve until all accumulated unpaid dividends have either been paid or declared with a sufficient sum set aside for payment.

Virginia Stock Corporation Act and the Articles and the Bylaws

General

We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our Articles of Incorporation (Articles) and Bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti-takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock. If you are buying our common stock as part of a short-term investment strategy, this might be especially important to you.

We have summarized the key provisions below. You should read the actual provisions of our Articles and Bylaws and the Virginia Act that relate to your individual investment strategy.

Business Combinations

Our Articles require that any merger, share exchange or sale of substantially all of the assets of the Company be approved by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome.

Article 14 of the Virginia Act contains several provisions relating to transactions with interested shareholders. Interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that material affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the Board. After three years, an affiliated transaction must be approved by either two-thirds of disinterested voting shares or a majority of disinterested directors.

The provisions of the Virginia Act relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

The Virginia Act also contains provisions regulating certain control share acquisitions, which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

Our Bylaws give us the right to redeem the shares purchased by an acquiring person in a control share acquisition. We can do this if the acquiring person fails to deliver a statement to us listing information required by the Virginia Act or if our shareholders vote not to grant voting rights to the acquiring person.

The Virginia Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

Directors’ Duties

The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Board of Directors

Members of our Board of Directors serve one-year terms and are elected annually. Except when the number of nominees exceeds the number of directors to be elected (a contested election), directors are elected by majority vote. In the case of a contested election, directors are elected by a plurality vote. Directors may be removed from office for cause if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors of the voting group by which the director was elected.

Shareholder Proposals and Director Nominations

Our shareholders can submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in our Bylaws.

To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days before a scheduled meeting. The notice must include the name and address of the shareholder and of the nominee, a description of any arrangements between the shareholder and the nominee, information about the nominee required by the SEC, the written consent of the nominee to serve as a director and other information.

Shareholder proposals must be submitted to our corporate secretary at least 90 days before the first anniversary of the date of our last annual meeting. The notice must include a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareholder’s name and address and number of shares held and any material interest of the shareholder in the proposal.

Director nominations and shareholder proposals that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Proxy Access

Our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director candidates to occupy up to two or 20% of our board seats (whichever is greater), provided that such shareholder or group of shareholders satisfies the requirements set forth in the Bylaws.

Meetings of Shareholders and Action by Written Consent

Under our Bylaws, meetings of the shareholders may be called by the chairman of the board, the vice chairman, the president or a majority of our Board of Directors. Special meetings of shareholders will also be held whenever called by the Corporate Secretary, upon the written request of shareholders owning continuously for a period of at least one year prior to the date of such request more than 25% of all of our outstanding shares of common stock.

Under the Virginia Act, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. In addition, the Virginia Act provides that the articles of incorporation of a corporation may authorize action by shareholders by less than unanimous written consent provided that the taking of such action is consistent with any requirements that may be set forth in the corporation’s articles of incorporation, bylaws or the Virginia Act provision. In the case of a public corporation, the inclusion of such a provision in the articles of incorporation must be approved by more than two-thirds of any voting group entitled to vote on the amendment.

The Virginia Act further provides that less than unanimous written consents is not available at any public corporation whose articles of incorporation or bylaws allow a special meeting to be called by shareholders (or a group of shareholders) holding 30% or fewer of all votes entitled to be cast. Therefore, before our shareholders may have the right to act by less than unanimous written consent, our board and more than two-thirds of the holders of our common stock would need to approve an amendment to the Articles to add such a provision and the Bylaws would need to be amended to increase the percentage of shareholders required to call a special meeting above 30%. The board currently does not intend to approve either of these actions.

These provisions could have the effect of delaying until the next annual shareholders’ meeting shareholder consideration of actions which are favored by the holders of up to 25% of our outstanding shares of common stock, because such holders would be able to consider such action as shareholders, such as electing new directors or approving a merger, only at a duly called shareholders’ meeting and would not own sufficient shares of our common stock to request the calling of a special meeting.

Amendment of Articles

Generally, our Articles may only be amended or repealed by a majority of the votes entitled to be cast on the matter by each voting group entitled to vote on the matter.

Indemnification

Under our Articles, we indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. We have also entered into agreements relating to the advancement of expenses for certain of our directors and officers in advance of a final disposition of proceedings or the making of any determination of eligibility for indemnification pursuant to our Articles.

Limitation of Liability

Our Articles provide that our directors and officers will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors or officers, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors or officers. This provision applies only to claims against directors or officers arising out of their role as directors or officers and not in any other capacity. Directors and officers remain liable for violations of the federal securities laws and we retain the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the officer’s or director’s duty of care.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of common stock or preferred stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock or preferred stock. The price per share of common stock or preferred stock and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities or obligations of our subsidiaries, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units and will contain a discussion of the material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement or other offering materials will not necessarily be complete, and reference will be made for additional information to the purchase contract agreement or unit purchase agreement, as applicable, that we will enter into at the time of issue, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following ways:

•	directly to purchasers;

•	through agents;

•	to or through underwriters; or

•	through dealers.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement or other offering materials relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the Securities Act), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement or other offering materials relating to such offering their names and the terms of our agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4). An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for us.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering materials indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering materials, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or other offering materials (or a post-effective amendment).

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

McGuireWoods LLP, counsel to the Company, will issue an opinion about the legality of the offered securities for us. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Dominion Energy, Inc.’s Annual Report on Form 10-K and the effectiveness of the Dominion Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.